Exhibit 99.1

e.l.f. Beauty Announces Second Quarter Fiscal 2027 Results
– Delivered 51% Net Sales Growth –
– Raises Fiscal 2027 Outlook –
OAKLAND, California; November 4, 2026 — e.l.f. Beauty (NYSE: ELF) today announced results for the three and six months ended September 30, 2026.
“I am proud of the e.l.f. Beauty team for delivering our 31st consecutive quarter of net sales growth, with net sales up 51% driven by strength across our portfolio. With this momentum, we are raising our full-year net sales guidance to 22 to 24 percent,” said e.l.f. Beauty Chairman and CEO Tarang Amin. “The consistency of our results is powered by our passionate team of owners, deep engagement with our community, and democratizing access to the best of beauty.”
Three Months Ended September 30, 2026 Results
For the three months ended September 30, 2026, compared to the three months ended September 30, 2025:
•Net sales increased 51% to $520.8 million, driven by strong performance in both our retailer and e-commerce channels, in the US and internationally.
•Gross margin increased approximately 160 basis points to 71%, including approximately 30 basis points benefit from incremental IEEPA tariff refunds flowing through cost of sales during the three months ended September 30, 2026, with the remaining increase primarily driven by lower year-over-year tariffs and benefits from a favorable mix, partially offset by price investments.
•Selling, general and administrative (“SG&A”) expenses increased $69.0 million to $300.1 million. Adjusted SG&A (SG&A excluding the items identified in the reconciliation table below) increased $81.9 million to $275.1 million. The increase in SG&A is primarily related to increases in marketing, merchandising and distribution costs, compensation and benefits, and depreciation and amortization.
•Change in fair value of contingent consideration related to the acquisition of rhode (the “rhode Acquisition”). The Company recorded a fair value adjustment of $17.7 million for the three months ended September 30, 2026, driven by the outperformance of rhode's revenue results relative to the earnout thresholds set forth in the merger agreement entered into in connection with the rhode Acquisition.
•Other income (expense), net changed by $2.4 million year over year from $1.9 million of expense to $0.6 million in income, primarily driven by an increase in foreign currency gains for the period attributable to currency rate fluctuation.
•Net income was $30.0 million on a GAAP basis. Adjusted net income (net income excluding the items identified in the reconciliation table below) was $72.7 million.
•Diluted earnings per share was $0.50 per share on a GAAP basis. Adjusted diluted earnings per share (diluted earnings per share calculated with adjusted net income excluding the items identified in the reconciliation table below) were $1.21.
•Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) was $123.4 million, or 24% of net sales, up 86% year over year.

Six Months Ended September 30, 2026 Results
For the six months ended September 30, 2026, compared to the six months ended September 30, 2025:
•Net sales increased 43% to $1,000.2 million, driven by strong performance in both our retailer and e-commerce channels, in the US and internationally.
•Gross margin increased approximately 760 basis points to 77%, including approximately 520 basis points benefit from IEEPA tariff refunds flowing through cost of sales, with the remaining increase primarily driven by lower year-over-year tariffs, prior year pricing and benefits from a favorable mix, partially offset by price investments.
•SG&A expenses increased $153.5 million to $580.4 million. Adjusted SG&A increased $165.2 million to $535.8 million. The increase in SG&A is primarily related to increases in marketing, merchandising and distribution costs, compensation and benefits, and depreciation and amortization.
•Change in fair value of contingent consideration related to the rhode Acquisition. The Company recorded a fair value adjustment of $33.8 million for the six months ended September 30, 2026, driven by the outperformance of rhode's revenue results relative to the earnout thresholds set forth in the merger agreement entered into in connection with the rhode Acquisition.
•Other income, net decreased by $2.9 million year over year from $3.2 million to $0.2 million, primarily driven by a decrease in foreign currency gains for the period attributable to currency rate fluctuation.
•Net income was $96.6 million on a GAAP basis. Adjusted net income was $177.2 million.
•Diluted earnings per share was $1.61 per share on a GAAP basis. Adjusted diluted earnings per share was $2.96.
•Adjusted EBITDA was $291.6 million, or 29% of net sales, up 90% year over year.
Liquidity
As of September 30, 2026, the Company had $350.8 million in cash and cash equivalents, and $826.7 million of total debt, as compared to $194.4 million in cash and cash equivalents and $856.7 million of total debt outstanding as of September 30, 2025.
Updated Fiscal 2027 Outlook
The Company is providing the following updated outlook for fiscal 2027. The updated outlook for fiscal 2027 reflects an expected 22-24% year-over-year increase in net sales, as compared to an expected 18-20% increase previously.

	Previous Fiscal 2027 Outlook	Updated Fiscal 2027 Outlook
Net sales	$1,938-1,968 million	$2,003-2,029 million
Adjusted EBITDA	$401-407 million	$421-427 million
Adjusted effective tax rate	25-26%	25-26%
Adjusted net income	$212-215 million	$231-233 million
Adjusted diluted earnings per share	$3.50-3.55	$3.82-3.86
Weighted average diluted shares outstanding	60.5 million	60.5 million
Webcast Details
The Company will hold a webcast to discuss the results from its second quarter fiscal 2027 today, November 4, 2026, at 4:30 p.m. Eastern Time. The webcast will be broadcast live at https://investor.elfbeauty.com/stock-and-financial/events-and-presentations. For those unable to listen to the live broadcast, an archived version will be available at the same location.

About e.l.f. Beauty
e.l.f. Beauty (NYSE: ELF) is a different kind of company that disrupts norms, shapes culture and connects communities, through positivity, inclusivity and accessibility. The mission is clear: to make the best of beauty accessible to every eye, lip and face. e.l.f. Beauty and its brands, e.l.f. Cosmetics, e.l.f. SKIN, e.l.f. Hair, rhode, Naturium and Well People, are led by purpose and driven by results. e.l.f. Beauty offers e.l.f. clean and vegan products, double-certified by PETA and Leaping Bunny as cruelty free, and proudly stands as the first beauty company with Fair Trade Certified™ facilities. With a kind heart at the center of e.l.f.’s ethos, the company donates 2% of net profits to organizations that make positive impacts.
Learn more at https://www.elfbeauty.com/
Note Regarding non-GAAP Financial Measures
This press release includes references to non-GAAP measures, including adjusted EBITDA, adjusted SG&A, adjusted net income and adjusted diluted earnings per share. The Company presents these non-GAAP measures because its management uses them as supplemental measures in assessing its operating performance, and believes they are helpful to investors, securities analysts and other interested parties in evaluating the Company’s performance. The non-GAAP measures included in this press release are not measurements of financial performance under GAAP and they should not be considered as alternatives to or substitutes for measures of performance derived in accordance with GAAP. In addition, these non-GAAP measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. These non-GAAP measures have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. The Company’s definitions and calculations of these non-GAAP measures are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation.
Adjusted EBITDA excludes expense or income related to stock-based compensation, change in fair value of contingent consideration, loss on extinguishment of debt and other non-cash and non-recurring items. Such other non-cash or non-recurring items include amortization of internal-use software costs related to cloud applications, acquisition related costs and ERP implementation costs.
Adjusted SG&A excludes expense related to stock-based compensation and other non-recurring items. Such other non-recurring items include other non-recurring ERP implementation costs and acquisition related costs.
Adjusted effective tax rate is the tax rate when excluding the pre-tax impact of expense or income related to stock-based compensation, change in fair value of contingent consideration, other non-cash and non-recurring items, loss on extinguishment of debt, amortization of acquired intangible assets, as well as the related tax impact for these items, calculated utilizing the statutory rate for where the impact was incurred.
Adjusted net income excludes expense related to stock-based compensation, change in fair value of contingent consideration, other non-recurring items, loss on extinguishment of debt, amortization of acquired intangible assets and the tax impact of the foregoing adjustments. Such other non-recurring items include other non-recurring ERP implementation costs and acquisition related costs.
Forward-looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including those statements relating to the Company’s outlook for Fiscal 2027 under “Updated Fiscal 2027 Outlook” above and those statements that with this momentum, we are raising our full-year net sales guidance to 22 to 24 percent. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, actual results and the timing of selected events may differ materially from those expectations. Factors that could cause actual results to differ materially from those in the forward looking statements include, among other things, the risks and uncertainties that are described in the Company's most recent Annual Report on Form 10-K, as updated from time to time in the Company's SEC filings, as well as the Company’s ability to effectively compete with other beauty companies; the Company’s ability to successfully introduce new products; the Company’s ability to attract new retail customers and/or expand business with its existing retail customers; the Company’s ability to optimize shelf space at its key retail customers; the loss of any of the Company’s key retail customers or if the general business performance of its key retail customers declines; disruptions to the Company’s business resulting from acquisitions or investments, such as the Company’s acquisition of rhode; and the Company’s ability to effectively manage its SG&A and other expenses. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investors:	Media:
Ashley Helgans	Sam Critchell
VP, Investor Relations ahelgans@elfbeauty.com	VP, Corporate Communications scritchell@elfbeauty.com

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of operations
(unaudited)
(in thousands, except share and per share data)

	Three months ended September 30,		Six months ended September 30,
	2026	2025	2026	2025
Net sales	$520,816	$343,936	$1,000,189	$697,675
Cost of sales	150,592	105,078	231,125	214,276
Gross profit	370,224	238,858	769,064	483,399
Selling, general and administrative expenses	300,120	231,142	580,439	426,974
Change in fair value of contingent consideration	17,678	—	33,758	—
Operating income	52,426	7,716	154,867	56,425
Other income (expense), net	563	(1,878)	232	3,159
Interest expense, net	(9,978)	(9,153)	(17,786)	(11,785)
Loss on extinguishment of debt	—	(674)	—	(674)
Income (loss) before (provision for) benefit from income taxes	43,011	(3,989)	137,313	47,125
Income tax (provision) benefit	(12,981)	6,985	(40,684)	(10,818)
Net income	$30,030	$2,996	$96,629	$36,307

Net income per share:
Basic	$0.51	$0.05	$1.64	$0.63
Diluted	$0.50	$0.05	$1.61	$0.62
Weighted average shares outstanding:
Basic	59,030,317	58,361,701	59,087,140	57,350,647
Diluted	60,089,314	59,593,910	59,898,471	58,640,028

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated balance sheets
(unaudited)
(in thousands, except share and per share data)

	September 30, 2026	March 31, 2026	September 30, 2025
Assets
Current assets:
Cash and cash equivalents	$350,799	$289,685	$194,403
Accounts receivable, net	246,229	174,644	154,688
Inventory, net	260,612	220,246	247,390
Prepaid expenses and other current assets	119,985	104,792	110,756
Total current assets	977,625	789,367	707,237
Property and equipment, net	37,742	41,496	44,419
Intangible assets, net	530,843	553,110	575,376
Goodwill	853,475	853,475	851,830
Other assets	167,563	156,710	139,920
Total assets	$2,567,248	$2,394,158	$2,318,782

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$30,000	$30,000	$22,500
Current portion of contingent consideration	30,000	26,227	—
Accounts payable	124,046	97,467	109,296
Accrued expenses and other current liabilities	196,202	182,470	130,074
Total current liabilities	380,248	336,164	261,870
Long-term debt	794,646	809,348	831,551
Long-term contingent consideration	68,507	38,522	—
Deferred tax liabilities	6,228	6,197	20,897
Long-term operating lease obligations	88,135	69,928	55,629
Other long-term liabilities	3,974	3,469	9,826
Total liabilities	1,341,738	1,263,628	1,179,773

Stockholders' equity:
Common stock, par value of $0.01 per share; 250,000,000 shares authorized as of September 30, 2026, March 31, 2026 and September 30, 2025; 59,075,366, 59,089,708 and 59,430,231 shares issued and outstanding as of September 30, 2026, March 31, 2026 and September 30, 2025, respectively	590	590	593
Additional paid-in capital	1,283,235	1,284,987	1,283,385
Accumulated other comprehensive income	985	882	971
Accumulated deficit	(59,300)	(155,929)	(145,940)
Total stockholders' equity	1,225,510	1,130,530	1,139,009
Total liabilities and stockholders' equity	$2,567,248	$2,394,158	$2,318,782

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of cash flows
(unaudited)
(in thousands)

	Six months ended September 30,
	2026	2025
Cash flows from operating activities:
Net income	$96,629	$36,307
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	50,162	31,478
Non-cash lease expense	7,174	5,541
Stock-based compensation expense	44,304	39,345
Amortization of debt issuance costs and discount on debt	948	487
Deferred income taxes	(6,754)	18,716
Acquisition-related seller expenses	—	(47,100)
Loss on extinguishment of debt	—	674
Change in fair value of contingent consideration	33,758	—
Other, net	583	2,390
Changes in operating assets and liabilities:
Accounts receivable	(71,423)	2,958
Inventory	(40,218)	(19,211)
Prepaid expenses and other assets	(23,923)	(48,755)
Accounts payable and accrued expenses	39,698	24,358
Other liabilities	(4,628)	3,460
Net cash provided by operating activities	126,310	50,648

Cash flows from investing activities:
Acquisition, net of cash acquired	—	(580,603)
Purchase of property and equipment	(3,981)	(13,944)
Other, net	(240)	(464)
Net cash used in investing activities	(4,221)	(595,011)

Cash flows from financing activities:
Proceeds from revolving line of credit	—	50,000
Repayment of revolving line of credit	—	(50,000)
Proceeds from long-term debt	—	600,000
Repayment of long-term debt	(15,000)	—
Debt issuance costs paid	—	(6,891)
Repurchase of common stock	(49,982)	—
Cash received from issuance of common stock	3,924	1,771
Net cash (used in) provided by financing activities	(61,058)	594,880

Effect of exchange rate changes on cash, cash equivalents and restricted cash	83	194

Net increase in cash, cash equivalents and restricted cash	61,114	50,711
Cash, cash equivalents and restricted cash - beginning of period	289,685	148,692
Cash, cash equivalents and restricted cash - end of period	$350,799	$199,403

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted EBITDA
(unaudited)
(in thousands)

	Three months ended September 30,		Six months ended September 30,
	2026	2025	2026	2025
Net income	$30,030	$2,996	$96,629	$36,307
Interest expense, net	9,978	9,153	17,786	11,785
Income tax provision (benefit)	12,981	(6,985)	40,684	10,818
Depreciation and amortization	24,061	18,328	50,162	31,520
EBITDA	$77,050	$23,492	$205,261	$90,430
Stock-based compensation	24,627	29,477	44,304	39,345
Change in fair value of contingent consideration (a)	17,678	—	33,758	—
Loss on extinguishment of debt (b)	—	674	—	674
Other non-cash and non-recurring items (c)	4,006	12,594	8,238	22,851
Adjusted EBITDA	$123,361	$66,237	$291,561	$153,300

(a) Represents increase in fair value of contingent consideration related to rhode Acquisition.
(b) Loss on extinguishment of debt includes the write-off of existing debt issuance costs and certain fees paid related to the amended credit agreement.
(c) Represents other non-cash or non-recurring items, which include amortization of internal-use software costs related to cloud applications, acquisition related costs and ERP implementation costs.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP SG&A to non-GAAP adjusted SG&A
(unaudited)
(in thousands)

	Three months ended September 30,		Six months ended September 30,
	2026	2025	2026	2025
Selling, general and administrative expenses	$300,120	$231,142	$580,439	$426,974
Stock-based compensation	(24,628)	(29,469)	(44,306)	(39,348)
Other non-recurring items (a)	(390)	(8,445)	(367)	(17,088)
Adjusted selling, general and administrative expenses	$275,102	$193,228	$535,766	$370,538

(a) Represents other non-recurring ERP implementation costs and acquisition related costs.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted net income
(unaudited)
(in thousands, except share and per share data)

	Three months ended September 30,		Six months ended September 30,
	2026	2025	2026	2025
Net income	$30,030	$2,996	$96,629	$36,307
Stock-based compensation	24,627	29,477	44,304	39,345
Change in fair value of contingent consideration (a)	17,678	—	33,758	—
Other non-recurring items (b)	(589)	9,179	(731)	17,822
Loss on extinguishment of debt (c)	—	674	—	674
Amortization of acquired intangible assets (d)	11,134	8,872	22,267	13,221
Tax Impact (e)	(10,225)	(10,473)	(19,017)	(15,319)
Adjusted net income	$72,655	$40,725	$177,210	$92,050

Weighted average number of shares outstanding – diluted	60,089,314	59,593,910	59,898,471	58,640,028
Adjusted diluted earnings per share	$1.21	$0.68	$2.96	$1.57

(a) Represents increase in fair value of contingent consideration related to rhode Acquisition.
(b) Represents other non-recurring ERP implementation costs and acquisition related costs.
(c) Loss on extinguishment of debt includes the write-off of existing debt issuance costs and certain fees paid related to the amended credit agreement.
(d) Represents amortization expense of acquired intangible assets consisting of customer relationships and trademarks.
(e) Represents the tax impact of the above adjustments.